EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS SECOND QUARTER RESULTS
Assets Under Management Over $7.0 Billion at Quarter End
Total Revenue Increased 179% in the Second Quarter
Adjusted EBITDA Increased 167% in the Second Quarter
Adjusted Net Income Increased 137% in the Second Quarter
Completed Acquisition of Remington's Project Management Business
Announced New Enhanced Return Funding Program with Ashford Hospitality Trust
Added to the Russell 2000® And Russell 3000® Indexes

DALLAS, August 9, 2018 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today reported the following results and performance measures for the second quarter ended June 30, 2018. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2018, with the second quarter ended June 30, 2017 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW

•	High-growth, fee-based business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in three primary areas:

◦	Expanding the existing platforms accretively and accelerating performance to earn incentive fees

◦	Starting new platforms for additional base and incentive fees

◦
Investing in or incubating strategic businesses that can achieve accelerated growth through doing business with our existing platforms and by leveraging our deep knowledge and extensive relationships within the hospitality sector

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net income attributable to the Company for the quarter totaled $9.0 million, or $0.93 per diluted share, compared with a net loss of $6.7 million, or $3.85 per diluted share, in the prior year quarter. Adjusted net income for the quarter was $9.5 million, or $3.60 per diluted share, compared with $4.0 million, or $1.73 per diluted share, in the prior year quarter.

•	Total revenue for the quarter was $54.8 million, reflecting a growth rate of 179% over the prior year quarter

•	Debt placement fee revenue from Lismore Capital was $5.0 million in the quarter

•	Adjusted EBITDA for the second quarter was $11.3 million, reflecting a growth rate of 167%

Ashford Reports Second Quarter Results

August 9, 2018

over the prior year quarter

•	Adjusted EBITDA for J&S Audio Visual was $2.6 million in the quarter, bringing the year to date Adjusted EBITDA to $6.2 million

•	At the end of the second quarter, the Company had approximately $7.0 billion of assets under management

•	On June 22, 2018, effective after the market close, the Company was added as a member of the U.S. small-cap Russell 2000® Index and the U.S. broad-market Russell 3000® Index

•	On June 26, 2018, the Company announced the new Enhanced Return Funding Program agreement with Ashford Hospitality Trust

•	As of June 30, 2018, the Company had corporate cash of $37.7 million

ENHANCED RETURN FUNDING PROGRAM
On June 26, 2018 the Company announced that it had entered into an agreement with Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) for the new Enhanced Return Funding Program (“ERFP” or the “Program”). Under the Program, the Company has agreed to provide $50 million to Ashford Trust in connection with the acquisition by Ashford Trust of additional hotels. Ashford will provide 10% of the purchase price of each hotel acquired by Ashford Trust, helping Ashford Trust grow its assets by as much as $500 million. The Company will target funding the Program with approximately 50% cash on hand and 50% debt. The Program will replace Ashford’s legacy Key Money concept and has the ability to be upsized to up to $100 million based upon mutual agreement.

Ashford Trust’s acquisition of the Hilton Alexandria Old Town located in Alexandria, Virginia, which was completed on June 29, 2018 for total consideration of $111 million, is the first hotel acquisition to benefit from the Program. In connection with this acquisition and subject to the terms of the ERFP, the Company has committed to provide Ashford Trust with approximately $11.1 million of cash via the future purchase of hotel furniture, fixtures, and equipment at Ashford Trust properties.

The Program is expected to generate attractive returns on invested capital for Ashford via incremental base advisory fees, potential incentive fees, fees for various products and services offered, and tax savings. The Company anticipates funding the Program with existing cash on its balance sheet, its existing credit facility and with ongoing cash flow.

ACQUISITION OF REMINGTON’S PROJECT MANAGEMENT BUSINESS
On August 8, 2018 the Company announced that it had completed the acquisition of the Project Management business of privately-held Remington Holdings, L.P. (“Remington”) for $203 million. The transaction received the support of 87% of shares that voted at the special meeting. The Company also announced that a majority of shares excluding shares owned by Ashford Trust, Braemar Hotels & Resorts (NYSE: BHR) (“Braemar”), and insiders and related parties, present and voting at the meeting voted in favor of the proposal.

Remington’s Project Management business provides comprehensive and cost-effective design, development, and project management services. It provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Ashford Trust and Braemar. Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. In 2017, Remington Project Management had revenues of approximately $29.0 million and adjusted EBITDA of approximately $16.3 million.

Ashford Reports Second Quarter Results

August 9, 2018

The purchase price was paid by issuing convertible preferred stock to the sellers. The newly created convertible preferred stock has a conversion price of $140 per share (a 45% premium to the trading level at the time of the announcement) and, if converted, would convert into an estimated 1,450,000 shares of common stock. Dividends on the convertible preferred stock are payable at an annual rate of 5.5% in the first year, 6.0% in the second year, and 6.5% in the third year and each year thereafter. Voting rights of the convertible preferred stock will be on an as-converted basis, and the holders of the convertible preferred stock will have a voting limit of 25% of the Company’s voting securities for five years.

J&S AUDIO VISUAL UPDATE
The Company currently owns an 85% controlling interest in a privately held company that conducts the business of J&S Audio Visual in the United States, Mexico, and the Dominican Republic (“J&S”). J&S provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making J&S a leading single-source solution for their clients’ meeting and event needs. In the second full quarter since the Company’s investment, revenue growth at J&S was 23% and Adjusted EBITDA growth was 50% as compared to the prior year period. Since Ashford’s investment in November 2017 through the end of the second quarter, revenues at J&S increased $10.1 million, or 22%, and Adjusted EBITDA increased $2.7 million, or 55%, over the prior year period. Additionally, J&S executed five new hotel contracts during the second quarter. As of the end of the second quarter, J&S had multi-year contracts in place with 72 hotels and convention centers in addition to regular business representing over 2,500 annual events and productions, 500 venue locations, and 650 clients.

OPENKEY UPDATE
Ashford currently owns a 46% interest in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. OpenKey continues to expand its platform with approximately 10,000 rooms under contract with access to 15 hotel brands and portfolios across its current customer base. In the second quarter, revenue growth at OpenKey was 256% compared to the prior year period, and year to date revenue growth was 594% compared to the prior year period.

RED HOSPITALITY & LEISURE UPDATE
The Company currently owns an approximate 80% controlling interest in RED Hospitality & Leisure. RED Hospitality & Leisure is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands. RED Hospitality has already begun limited ferry operations between St. Thomas and St. John and expects to capitalize on new contracts and charter business as the Virgin Islands resorts begin to reopen in the second half of this year and into early 2019. RED Hospitality generated $390,000 of revenue and $72,000 of Adjusted EBITDA in the second quarter.

FINANCIAL RESULTS
Net income attributable to the Company for the quarter totaled $9.0 million, or $0.93 per diluted share, compared with a net loss of $6.7 million, or $3.85 per diluted share, in the prior year quarter. Adjusted net income for the quarter was $9.5 million, or $3.60 per diluted share, compared with $4.0 million, or $1.73 per diluted share, in the prior year quarter.

For the quarter ended June 30, 2018, base advisory fee revenue was $11.2 million, including $8.9 million from Ashford Trust and $2.3 million from Braemar.

Adjusted EBITDA for the quarter was $11.3 million, compared with $4.2 million for prior year quarter, reflecting a growth rate of 167%.

Ashford Reports Second Quarter Results

August 9, 2018

CAPITAL STRUCTURE
At the end of the second quarter, the Company had approximately $7.0 billion of assets under management from its managed companies, corporate cash of $37.7 million, and 2.6 million fully diluted shares. The Company has a current fully diluted equity market capitalization of approximately $230 million, and had $13.2 million of debt on its balance sheet at June 30, 2018 of which approximately $2 million related to its joint venture partners’ share of debt.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•
Trust refinanced a mortgage loan, secured by 22 hotels, with an existing outstanding balance totaling approximately $972 million. The new loan totals $985 million and is expected to result in annual interest savings of approximately $11 million as compared to the previous loan terms.

•
Trust refinanced seven mortgage loans with existing outstanding balances totaling approximately $1.07 billion. The new financing is comprised of six separate mortgage loans and totals approximately $1.27 billion.

•	Trust entered into the new Enhanced Return Funding Program with Ashford Inc.

•
Trust completed the acquisition of the 252-room Hilton Alexandria Old Town located in Alexandria, Virginia for $111 million. Concurrent with the completion of the acquisition, Trust financed the hotel with a $73.5 million non-recourse mortgage loan.

Braemar Hotels & Resorts HIGHLIGHTS

•	Ashford Hospitality Prime rebranded to Braemar Hotels & Resorts on April 24, 2018

•
Braemar completed the acquisition of the 266-room Ritz-Carlton Sarasota in Sarasota, Florida for $171 million. Concurrent with the completion of the acquisition, Braemar financed the hotel with a $100 million non-recourse mortgage loan.

•	Braemar refinanced two mortgage loans with existing outstanding balances totaling approximately $358 million with a new loan totaling $435 million.

•	Braemar sold the 293-room Renaissance Tampa International Plaza hotel in Tampa, Florida for $68 million.

“We are pleased with our second quarter operating results which reflect the continued execution of our growth strategy,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “We are excited to have completed the Remington Project Management acquisition as it will add scale, diversification and enhance our competitive position in the hospitality industry by expanding the services we can offer to both our advised REITs as well as other hospitality companies. Additionally, both J&S and Lismore significantly contributed to our strong growth in Adjusted EBITDA during the quarter. We also entered into an agreement with Ashford Trust for the new Enhanced Return Funding Program and utilized the ERFP to partner with Trust on its acquisition of the Hilton Alexandria Old Town hotel. We believe this new ERFP Program could result in substantial growth in assets under management for us while delivering attractive returns to our shareholders. We were also pleased to become a member of the U.S. small-cap Russell 2000® Index, one of the most widely used performance benchmarks for small-cap companies. We believe our inclusion will provide increased visibility within the investment community and improve the liquidity of our stock. Looking ahead, we remain committed to maximizing value for our shareholders and are well positioned to opportunistically grow our business by accretively expanding our existing REIT platforms, adding additional investment platforms and investing in other hospitality-related businesses through which we can accelerate meaningful, profitable growth.”

Ashford Reports Second Quarter Results

August 9, 2018

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, August 10, 2018, at 11:00 a.m. ET. The number for this interactive teleconference is (323) 794-2590.  A replay of the conference call will be available through Friday, August 17, 2018, by dialing (719) 457-0820 and entering the confirmation number 3206187.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2018 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, August 10, 2018, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Report on Form 8-K to reflect the acquisition of the Remington project management business.

* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," “can,” "anticipate," "estimate," "should,"

Ashford Reports Second Quarter Results

August 9, 2018

"expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks associated with the Remington Project Management business combination transaction, such as the risk that the Project Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission (SEC) including Ashford’s definitive proxy statement filed with the SEC on July 12, 2018 and Ashford’s 10-K filed with the SEC on March 12, 2018.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$40,868	$36,480
Restricted cash	12,389	9,076
Accounts receivable, net	5,944	5,127
Due from Ashford Trust OP	13,467	13,346
Due from Braemar OP	342	1,738
Inventories	1,229	1,066
Prepaid expenses and other	2,982	2,913
Total current assets	77,221	69,746
Investments in unconsolidated entities	500	500
Furniture, fixtures and equipment, net	26,333	21,154
Goodwill	13,103	12,947
Intangible assets, net	9,230	9,713
Other assets	11,758	750
Total assets	$138,145	$114,810
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$21,596	$20,451
Due to affiliates	5,834	4,272
Deferred income	294	459
Deferred compensation plan	216	311
Notes payable, net	1,670	1,751
Other liabilities	23,489	9,076
Total current liabilities	53,099	36,320
Accrued expenses	—	78
Deferred income	12,817	13,440
Deferred compensation plan	13,094	18,948
Notes payable, net	11,321	9,956
Total liabilities	90,331	78,742
MEZZANINE EQUITY
Redeemable noncontrolling interests	4,852	5,111
EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,109,388 and 2,093,556 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	21	21
Additional paid-in capital	257,303	249,695
Accumulated deficit	(215,435)	(219,396)
Accumulated other comprehensive income (loss)	(348)	(135)
Total stockholders’ equity of the Company	41,541	30,185
Noncontrolling interests in consolidated entities	1,421	772
Total equity	42,962	30,957
Total liabilities and equity	$138,145	$114,810

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUE
Advisory services:
Base advisory fee	$11,174	$10,904	$21,885	$21,731
Incentive advisory fee	452	770	904	1,541
Reimbursable expenses	2,496	3,195	4,445	5,311
Non-cash stock/unit-based compensation	10,318	3,289	19,610	2,006
Other advisory revenue	130	14	258	14
Audio visual	23,376	—	46,686	—
Other	6,865	1,467	9,191	2,049
Total revenue	54,811	19,639	102,979	32,652
EXPENSES
Salaries and benefits	3,476	6,126	16,944	16,169
Non-cash stock/unit-based compensation	12,590	5,488	25,679	6,477
Cost of audio visual revenues	17,021	—	33,608	—
Depreciation and amortization	1,193	587	2,233	1,055
General and administrative	8,769	4,697	15,024	8,346
Impairment	—	1,072	1,919	1,072
Other	892	251	1,738	251
Total operating expenses	43,941	18,221	97,145	33,370
OPERATING INCOME (LOSS)	10,870	1,418	5,834	(718)
Interest expense	(161)	(6)	(304)	(6)
Amortization of loan costs	(24)	(9)	(47)	(9)
Interest income	73	38	185	71
Dividend income	—	—	—	93
Unrealized gain (loss) on investments	—	78	—	203
Realized gain (loss) on investments	—	(94)	—	(294)
Other income (expense)	(221)	(13)	(260)	(21)
INCOME (LOSS) BEFORE INCOME TAXES	10,537	1,412	5,408	(681)
Income tax (expense) benefit	(1,605)	(8,643)	(2,311)	(9,273)
NET INCOME (LOSS)	8,932	(7,231)	3,097	(9,954)
(Income) loss from consolidated entities attributable to noncontrolling interests	118	190	291	165
Net (income) loss attributable to redeemable noncontrolling interests	(90)	332	(151)	695
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$8,960	$(6,709)	$3,237	$(9,094)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$4.26	$(3.32)	$1.54	$(4.51)
Weighted average common shares outstanding - basic	2,095	2,019	2,094	2,017
Diluted:
Net income (loss) attributable to common stockholders	$0.93	$(3.85)	$(1.40)	$(4.77)
Weighted average common shares outstanding - diluted	2,487	2,265	2,219	2,051

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss)	$8,932	$(7,231)	$3,097	$(9,954)
(Income) loss from consolidated entities attributable to noncontrolling interests	118	190	291	165
Net (income) loss attributable to redeemable noncontrolling interests	(90)	332	(151)	695
Net income (loss) attributable to the company	8,960	(6,709)	3,237	(9,094)
Interest expense	135	4	256	4
Amortization of loan costs	17	5	33	5
Depreciation and amortization	1,741	578	3,244	1,043
Income tax expense (benefit)	1,620	8,643	2,252	9,273
Net income (loss) attributable to redeemable noncontrolling interests (1)	18	4	6	—
EBITDA	12,491	2,525	9,028	1,231
Equity-based compensation	2,272	2,187	6,065	4,455
Market change in deferred compensation plan	(6,375)	(1,673)	(5,814)	1,667
Change in contingent consideration fair value	346	—	559	—
Transaction costs	3,020	1,169	4,176	1,830
Software implementation costs	18	35	45	94
Reimbursed software costs	(439)	(219)	(676)	(274)
Impairment	—	—	1,919	—
Realized and unrealized (gain) loss on derivatives	—	16	—	41
Legal and settlement costs	(104)	155	(50)	155
Severance costs	—	33	1,301	82
Amortization of hotel signing fees and lock subsidies	109	—	248	—
Other (gain) loss on disposal of assets	(117)	—	(117)	—
Foreign currency transactions (gain) loss	58	—	22	—
Adjusted EBITDA	$11,279	$4,228	$16,706	$9,281
(1) Represents the 0.2% interest in Ashford Hospitality Advisors, LLC prior to our legal entity restructuring on April 6, 2017 and 0.2% interest in Ashford Hospitality Holdings, LLC thereafter.

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss)	$8,932	$(7,231)	$3,097	$(9,954)
(Income) loss from consolidated entities attributable to noncontrolling interests	118	190	291	165
Net (income) loss attributable to redeemable noncontrolling interests	(90)	332	(151)	695
Net income (loss) attributable to the company	8,960	(6,709)	3,237	(9,094)
Depreciation and amortization	1,741	578	3,244	1,043
Net income (loss) attributable to redeemable noncontrolling interests (1)	18	4	6	—
Equity-based compensation	2,272	2,187	6,065	4,455
Market change in deferred compensation plan	(6,375)	(1,673)	(5,814)	1,667
Change in contingent consideration fair value	346	—	559	—
Transaction costs	3,020	1,169	4,176	1,830
Software implementation costs	18	35	45	94
Reimbursed software costs	(439)	(219)	(676)	(274)
Impairment	—	—	1,919	—
Realized and unrealized (gain) loss on derivatives	—	16	—	41
Legal and settlement costs	(104)	155	(50)	155
Adjustment to income tax expense from restructuring (2)	—	8,433	—	8,433
Severance costs	—	33	1,301	82
Amortization of hotel signing fees and lock subsidies	109	—	248	—
Other (gain) loss on disposal of assets	(117)	—	(117)	—
Foreign currency transactions (gain) loss	58	—	22	—
Adjusted net income	$9,507	$4,009	$14,165	$8,432
Adjusted net income per diluted share available to common stockholders	$3.60	$1.73	$5.32	$3.64
Weighted average diluted shares	2,640	2,318	2,664	2,314

Components of weighted average diluted shares
Common shares	2,099	2,023	2,098	2,022
Deferred compensation plan	206	209	207	209
Stock options	250	49	290	49
OpenKey put option	26	37	22	34
J&S put option	50	—	38	—
Restricted shares	9	—	9	—
Weighted average diluted shares	2,640	2,318	2,664	2,314
(1) Represents the 0.2% interest in Ashford Hospitality Advisors, LLC prior to the legal restructuring of our organizational structure on April 6, 2017 and 0.2% interest in Ashford Hospitality Holdings, LLC thereafter.
(2) Represents the impact of our second quarter 2017 legal entity restructuring on income tax expense for the periods presented.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$8,862	$—	$—	$8,862	$8,628	$—	$—	$8,628
Incentive advisory fee - Trust	452	—	—	452	452	—	—	452
Reimbursable expenses - Trust	1,997	—	—	1,997	2,662	—	—	2,662
Non-cash stock/unit-based compensation - Trust	8,940	—	—	8,940	2,954	—	—	2,954
Base advisory fee - Braemar	2,312	—	—	2,312	2,276	—	—	2,276
Incentive advisory fee - Braemar	—	—	—	—	318	—	—	318
Reimbursable expenses - Braemar	499	—	—	499	533	—	—	533
Non-cash stock/unit-based compensation - Braemar	1,378	—	—	1,378	335	—	—	335
Other advisory revenue - Braemar	130	—	—	130	14	—	—	14
Audio visual	—	23,376	—	23,376	—	—	—	—
Other	5,587	1,278	—	6,865	794	673	—	1,467
Total revenue	30,157	24,654	—	54,811	18,966	673	—	19,639
EXPENSES
Salaries and benefits	—	2,418	7,101	9,519	—	626	6,851	7,477
Market change in deferred compensation plan	—	—	(6,375)	(6,375)	—	—	(1,673)	(1,673)
REIT non-cash stock/unit-based compensation expense	10,318	—	—	10,318	3,289	—	—	3,289
AINC non-cash stock/unit-based compensation expense	—	—	2,272	2,272	—	12	2,187	2,199
Reimbursable expenses	2,496	—	—	2,496	3,195	—	—	3,195
Cost of audio visual revenues	—	17,021	—	17,021	—	—	—	—
General and administrative	—	2,733	3,872	6,605	—	737	1,087	1,824
Depreciation and amortization	369	503	321	1,193	367	23	197	587
Impairment	—	—	—	—	1,041	—	31	1,072
Other	—	545	347	892	—	251	—	251
Total operating expenses	13,183	23,220	7,538	43,941	7,892	1,649	8,680	18,221
OPERATING INCOME (LOSS)	16,974	1,434	(7,538)	10,870	11,074	(976)	(8,680)	1,418
Other	27	(432)	72	(333)	—	(14)	8	(6)
INCOME (LOSS) BEFORE INCOME TAXES	17,001	1,002	(7,466)	10,537	11,074	(990)	(8,672)	1,412
Income tax (expense) benefit	(3,003)	(503)	1,901	(1,605)	(4,054)	—	(4,589)	(8,643)
NET INCOME (LOSS)	13,998	499	(5,565)	8,932	7,020	(990)	(13,261)	(7,231)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	118	—	118	—	190	—	190
Net (income) loss attributable to redeemable noncontrolling interests	—	(72)	(18)	(90)	—	336	(4)	332
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$13,998	$545	$(5,583)	$8,960	$7,020	$(464)	$(13,265)	$(6,709)
Interest expense	—	135	—	135	—	4	—	4
Amortization of loan costs	—	17	—	17	—	5	—	5
Depreciation and amortization	369	1,051	321	1,741	367	14	197	578
Income tax expense (benefit)	3,003	518	(1,901)	1,620	4,054	—	4,589	8,643
Net income (loss) attributable to redeemable noncontrolling interests (1)	—	—	18	18	—	—	4	4
EBITDA	17,370	2,266	(7,145)	12,491	11,441	(441)	(8,475)	2,525
Equity-based compensation	—	—	2,272	2,272	—	—	2,187	2,187
Market change in deferred compensation plan	—	—	(6,375)	(6,375)	—	—	(1,673)	(1,673)
Change in contingent consideration fair value	—	—	346	346	—	—	—	—
Transaction costs	—	—	3,020	3,020	—	167	1,002	1,169
Software implementation costs	18	—	—	18	34	—	1	35
Reimbursed software costs, net	(439)	—	—	(439)	(250)	—	31	(219)
Realized and unrealized (gain) loss on derivatives	—	—	—	—	—	—	16	16
Legal and settlement costs	—	—	(104)	(104)	—	—	155	155
Severance costs	—	—	—	—	—	—	33	33
Amortization of hotel signing fees and lock subsidies	—	109	—	109	—	—	—	—
Other (gain) loss on disposal of assets	—	(117)	—	(117)	—	—	—	—
Foreign currency transactions (gain) loss	—	58	—	58	—	—	—	—
Adjusted EBITDA	16,949	2,316	(7,986)	11,279	11,225	(274)	(6,723)	4,228
Interest expense	—	(135)	—	(135)	—	(4)	—	(4)
Amortization of loan costs	—	(17)	—	(17)	—	(5)	—	(5)
Income tax (expense) benefit	(3,003)	(518)	1,901	(1,620)	(4,054)	—	(4,589)	(8,643)
Adjustment to income tax expense from restructuring	—	—	—	—	—	—	8,433	8,433
Adjusted net income (loss)	$13,946	$1,646	$(6,085)	$9,507	$7,171	$(283)	$(2,879)	$4,009
Adjusted net income (loss) per diluted share available to common stockholders (2)	$5.28	$0.62	$(2.30)	$3.60	$3.09	$(0.12)	$(1.24)	$1.73
Weighted average diluted shares	2,640	2,640	2,640	2,640	2,318	2,318	2,318	2,318
(1) Represents the 0.2% interest in Ashford Hospitality Advisors, LLC prior to our legal entity restructuring on April 6, 2017 and 0.2% interest in Ashford Hospitality Holdings, LLC thereafter.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders as calculated for the segments may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$17,466	$—	$—	$17,466	$17,452	$—	$—	$17,452
Incentive advisory fee - Trust	904	—	—	904	904	—	—	904
Reimbursable expenses - Trust	3,526	—	—	3,526	4,229	—	—	4,229
Non-cash stock/unit-based compensation - Trust	15,685	—	—	15,685	3,356	—	—	3,356
Base advisory fee - Braemar	4,419	—	—	4,419	4,279	—	—	4,279
Incentive advisory fee - Braemar	—	—	—	—	637	—	—	637
Reimbursable expenses - Braemar	919	—	—	919	1,082	—	—	1,082
Non-cash stock/unit-based compensation - Braemar	3,925	—	—	3,925	(1,350)	—	—	(1,350)
Other advisory revenue - Braemar	258	—	—	258	14	—	—	14
Audio visual	—	46,686	—	46,686	—	—	—	—
Other	6,708	2,483	—	9,191	1,351	698	—	2,049
Total revenue	53,810	49,169	—	102,979	31,954	698	—	32,652
EXPENSES
Salaries and benefits	—	4,567	17,527	22,094	—	1,046	12,812	13,858
Market change in deferred compensation plan	—	—	(5,814)	(5,814)	—	—	1,667	1,667
REIT non-cash stock/unit-based compensation expense	19,610	—	—	19,610	2,006	—	—	2,006
AINC non-cash stock/unit-based compensation expense	—	8	6,061	6,069	—	16	4,455	4,471
Reimbursable expenses	4,445	—	—	4,445	5,311	—	—	5,311
Cost of audio visual revenues	—	33,608	—	33,608	—	—	—	—
General and administrative	—	5,227	6,016	11,243	—	1,138	2,541	3,679
Depreciation and amortization	759	995	479	2,233	626	28	401	1,055
Impairment	1,919	—	—	1,919	1,041	—	31	1,072
Other	—	1,179	559	1,738	—	251	—	251
Total operating expenses	26,733	45,584	24,828	97,145	8,984	2,479	21,907	33,370
OPERATING INCOME (LOSS)	27,077	3,585	(24,828)	5,834	22,970	(1,781)	(21,907)	(718)
Other	46	(656)	184	(426)	—	(22)	59	37
INCOME (LOSS) BEFORE INCOME TAXES	27,123	2,929	(24,644)	5,408	22,970	(1,803)	(21,848)	(681)
Income tax (expense) benefit	(5,266)	(1,237)	4,192	(2,311)	(8,352)	—	(921)	(9,273)
NET INCOME (LOSS)	21,857	1,692	(20,452)	3,097	14,618	(1,803)	(22,769)	(9,954)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	291	—	291	—	311	(146)	165
Net (income) loss attributable to redeemable noncontrolling interests	—	(145)	(6)	(151)	—	695	—	695
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$21,857	$1,838	$(20,458)	$3,237	$14,618	$(797)	$(22,915)	$(9,094)
Interest expense	—	256	—	256	—	4	—	4
Amortization of loan costs	—	33	—	33	—	5	—	5
Depreciation and amortization	759	2,006	479	3,244	626	16	401	1,043
Income tax expense (benefit)	5,266	1,178	(4,192)	2,252	8,352	—	921	9,273
Net income (loss) attributable to redeemable noncontrolling interests (1)	—	—	6	6	—	—	—	—
EBITDA	27,882	5,311	(24,165)	9,028	23,596	(772)	(21,593)	1,231
Equity-based compensation	—	4	6,061	6,065	—	—	4,455	4,455
Market change in deferred compensation plan	—	—	(5,814)	(5,814)	—	—	1,667	1,667
Change in contingent consideration fair value	—	—	559	559	—	—	—	—
Transaction costs	—	70	4,106	4,176	—	167	1,663	1,830
Software implementation costs	45	—	—	45	91	—	3	94
Reimbursed software costs, net	(676)	—	—	(676)	(305)	—	31	(274)
Impairment	1,863	—	56	1,919	—	—	—	—
Realized and unrealized (gain) loss on derivatives	—	—	—	—	—	—	41	41
Legal and settlement costs	—	—	(50)	(50)	—	—	155	155
Severance costs	—	—	1,301	1,301	—	—	82	82
Amortization of hotel signing fees and lock subsidies	—	248	—	248	—	—	—	—
Other (gain) loss on disposal of assets	—	(117)	—	(117)	—	—	—	—
Foreign currency transactions (gain) loss	—	22	—	22	—	—	—	—
Adjusted EBITDA	29,114	5,538	(17,946)	16,706	23,382	(605)	(13,496)	9,281
Interest expense	—	(256)	—	(256)	—	(4)	—	(4)
Amortization of loan costs	—	(33)	—	(33)	—	(5)	—	(5)
Income tax (expense) benefit	(5,266)	(1,178)	4,192	(2,252)	(8,352)	—	(921)	(9,273)
Adjustment to income tax expense from restructuring	—	—	—	—	—	—	8,433	8,433
Adjusted net income (loss)	$23,848	$4,071	$(13,754)	$14,165	$15,030	$(614)	$(5,984)	$8,432
Adjusted net income (loss) per diluted share available to common stockholders (2)	$8.95	$1.53	$(5.16)	$5.32	$6.50	$(0.27)	$(2.59)	$3.64
Weighted average diluted shares	2,664	2,664	2,664	2,664	2,314	2,314	2,314	2,314
(1) Represents the 0.2% interest in Ashford Hospitality Advisors, LLC prior to our legal entity restructuring on April 6, 2017 and 0.2% interest in Ashford Hospitality Holdings, LLC thereafter.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders as calculated for the segments may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
	J&S	OpenKey	Other (1)	Hospitality Products & Services	J&S	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	$23,376	$—	$—	$23,376	$—	$—	$—	$—
Other	—	153	1,125	1,278	—	43	630	673
Total revenue	23,376	153	1,125	24,654	—	43	630	673
EXPENSES
Salaries and benefits	1,622	499	297	2,418	—	448	178	626
Equity based compensation	—	—	—	—	—	12	—	12
Cost of audio visual revenues	17,021	—	—	17,021	—	—	—	—
General and administrative	2,065	407	261	2,733	—	389	348	737
Depreciation and amortization	489	7	7	503	—	6	17	23
Other	—	(3)	548	545	—	—	251	251
Total operating expenses	21,197	910	1,113	23,220	—	855	794	1,649
OPERATING INCOME (LOSS)	2,179	(757)	12	1,434	—	(812)	(164)	(976)
Other	(412)	(7)	(13)	(432)	—	(4)	(10)	(14)
INCOME (LOSS) BEFORE INCOME TAXES	1,767	(764)	(1)	1,002	—	(816)	(174)	(990)
Income tax (expense) benefit	(502)	—	(1)	(503)	—	—	—	—
NET INCOME (LOSS)	1,265	(764)	(2)	499	—	(816)	(174)	(990)
(Income) loss from consolidated entities attributable to noncontrolling interests	(82)	187	13	118	—	139	51	190
Net (income) loss attributable to redeemable noncontrolling interests	(295)	223	—	(72)	—	336	—	336
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$888	$(354)	$11	$545	$—	$(341)	$(123)	$(464)
Interest expense	122	—	13	135	—	—	4	4
Amortization of loan costs	10	3	4	17	—	2	3	5
Depreciation and amortization	1,001	3	47	1,051	—	2	12	14
Income tax expense (benefit)	517	—	1	518	—	—	—	—
EBITDA	2,538	(348)	76	2,266	—	(337)	(104)	(441)
Transaction costs	—	—	—	—	—	—	167	167
Amortization of hotel signing fees and lock subsidies	100	9	—	109	—	—	—	—
Other (gain) loss on disposal of assets	(111)	—	(6)	(117)	—	—	—	—
Foreign currency transactions (gain) loss	58	—	—	58	—	—	—	—
Adjusted EBITDA	2,585	(339)	70	2,316	—	(337)	63	(274)
Interest expense	(122)	—	(13)	(135)	—	—	(4)	(4)
Amortization of loan costs	(10)	(3)	(4)	(17)	—	(2)	(3)	(5)
Income tax (expense) benefit	(517)	—	(1)	(518)	—	—	—	—
Adjusted net income (loss)	$1,936	$(342)	$52	$1,646	$—	$(339)	$56	$(283)
Adjusted net income (loss) per diluted share available to common stockholders (2)	$0.73	$(0.13)	$0.02	$0.62	$—	$(0.15)	$0.02	$(0.12)
Weighted average diluted shares	2,640	2,640	2,640	2,640	2,318	2,318	2,318	2,318
(1) Represents Pure Rooms, and for the three months ended June 30, 2018, also includes RED Hospitality & Leisure LLC.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders as calculated for the subsidiaries may differ from the Hospitality Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	J&S	OpenKey	Other (1)	Hospitality Products & Services	J&S	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	$46,686	$—	$—	$46,686	$—	$—	$—	$—
Other	—	472	2,011	2,483	—	68	630	698
Total revenue	46,686	472	2,011	49,169	—	68	630	698
EXPENSES
Salaries and benefits	2,937	1,026	604	4,567	—	868	178	1,046
Equity based compensation	—	8	—	8	—	16	—	16
Cost of audio visual revenues	33,608	—	—	33,608	—	—	—	—
General and administrative	3,966	748	513	5,227	—	790	348	1,138
Depreciation and amortization	943	13	39	995	—	11	17	28
Other	—	292	887	1,179	—	—	251	251
Total operating expenses	41,454	2,087	2,043	45,584	—	1,685	794	2,479
OPERATING INCOME (LOSS)	5,232	(1,615)	(32)	3,585	—	(1,617)	(164)	(1,781)
Other	(621)	(14)	(21)	(656)	—	(12)	(10)	(22)
INCOME (LOSS) BEFORE INCOME TAXES	4,611	(1,629)	(53)	2,929	—	(1,629)	(174)	(1,803)
Income tax (expense) benefit	(1,248)	—	11	(1,237)	—	—	—	—
NET INCOME (LOSS)	3,363	(1,629)	(42)	1,692	—	(1,629)	(174)	(1,803)
(Income) loss from consolidated entities attributable to noncontrolling interests	(93)	343	41	291	—	260	51	311
Net (income) loss attributable to redeemable noncontrolling interests	(650)	505	—	(145)	—	695	—	695
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$2,620	$(781)	$(1)	$1,838	$—	$(674)	$(123)	$(797)
Interest expense	240	—	16	256	—	—	4	4
Amortization of loan costs	20	6	7	33	—	2	3	5
Depreciation and amortization	1,925	6	75	2,006	—	4	12	16
Income tax expense (benefit)	1,189	—	(11)	1,178	—	—	—	—
EBITDA	5,994	(769)	86	5,311	—	(668)	(104)	(772)
Equity-based compensation	—	4	—	4	—	—	—	—
Transaction costs	64	—	6	70	—	—	167	167
Amortization of hotel signing fees and lock subsidies	228	20	—	248	—	—	—	—
Other (gain) loss on disposal of assets	(111)	—	(6)	(117)	—	—	—	—
Foreign currency transactions (gain) loss	22	—	—	22	—	—	—	—
Adjusted EBITDA	6,197	(745)	86	5,538	—	(668)	63	(605)
Interest expense	(240)	—	(16)	(256)	—	—	(4)	(4)
Amortization of loan costs	(20)	(6)	(7)	(33)	—	(2)	(3)	(5)
Income tax (expense) benefit	(1,189)	—	11	(1,178)	—	—	—	—
Adjusted net income (loss)	$4,748	$(751)	$74	$4,071	$—	$(670)	$56	$(614)
Adjusted net income (loss) per diluted share available to common stockholders (2)	$1.78	$(0.28)	$0.03	$1.53	$—	$(0.29)	$0.02	$(0.27)
Weighted average diluted shares	2,664	2,664	2,664	2,664	2,314	2,314	2,314	2,314
(1) Represents Pure Rooms, and for the six months ended June 30, 2018, also includes RED Hospitality & Leisure LLC.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders as calculated for the subsidiaries may differ from the Hospitality Products & Services total due to rounding.